EXHIBIT 13.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

June 21, 2007

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Telecom Italia S.p.A. Annual Report on Form 20-F for the year ended December 31, 2006, (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Carlo Orazio Buora, the Executive Deputy Chairman and Riccardo Ruggiero, the Chief Executive Officer, and Enrico Parazzini, the Chief Financial Officer, of Telecom Italia S.p.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom Italia S.p.A.

/s/ CARLO ORAZIO BUORA
Name:	Carlo Orazio Buora Executive Deputy Chairman

/s/ RICCARDO RUGGIERO
Name:	Riccardo Ruggiero Chief Executive Officer

/s/ ENRICO PARAZZINI
Name:	Enrico Parazzini Chief Financial Officer